SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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CHINA BCT PHARMACY GROUP, INC.
(Name of Registrant As Specified In Its Charter)

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CHINA BCT PHARMACY GROUP, INC.
No. 102, Chengzhan Road
Liuzhou City, Guangxi Province, P.R.C. 545007

INFORMATION STATEMENT

We are furnishing this information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) in connection with certain actions to be taken by China BCT Pharmacy Group, Inc. (the “Company”), pursuant to a written consent dated December 29, 2010, of the stockholders of the Company holding a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as of December 29, 2010 (the “Record Date”).

This Information Statement is being mailed on or about January ___, 2011, to stockholders of record as of the Record Date.  The information statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.  The action shall be effective on or about January ___, 2011, or approximately 20 days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Hui Tian Tang
Hui Tian Tang, Chief Executive and Director
December __, 2010

NOTICE OF ACTION PURSUANT TO A WRITTEN CONSENT OF STOCKHOLDERS OF THE COMPANY

Notice is hereby given that pursuant to the written consent of stockholders holding a majority of our outstanding shares of Common Stock, our Certificate of Incorporation will be amended and restated to increase the authorized Common Stock of the Company and to authorize preferred stock as a new class of capital stock of the Company.

Such action will be effective on or about January __, 2011.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

AMENDMENT AND RESTATEMENT OF THE COMPANY’S
ARTICLES OF INCORPORATION

Authorization By the Board of Directors and the Majority Stockholders

Under Delaware law and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.  The approval of the amendment and restatement of the Company’s Certificate of Incorporation requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.

On the Record Date, the Company was authorized to issue 100,000,000 shares of Common Stock and there were [38,154,340] shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On December 29, 2010, the Board of Directors of the Company unanimously adopted resolutions approving the amendment and restatement of the Certificate of Incorporation to increase the authorized Common Stock of the Company and to authorize preferred stock as a new class of capital stock of the Company and recommended that our stockholders approve the amendment and restatement.  In connection with the adoption of these resolutions, the Board of Directors had been informed that holders of a majority of our outstanding shares of Common Stock were in favor of this proposal and would enter into a written consent approving the proposal.

On December 29, 2010, holders of a total of 22,480,000 outstanding shares of our Common Stock, representing 58.9% of our outstanding shares of Common Stock on the Record Date, consented in writing to amend and restate the Certificate of Incorporation to increase the authorized Common Stock of the Company and to authorize preferred stock as a new class of capital stock of the Company.

The full text of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit A.

Accordingly, we have obtained all necessary corporate approvals in connection with the amendment to the Company’s Certificate of Incorporation. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the action described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such action taken as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purpose of Amending and Restating the Certificate of Incorporation

Our Board of Directors believe it is in the best interests of the Company to amend and restate the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company and to authorize preferred stock as a new class of capital stock of the Company to provide the Company with more flexibility in connection with raising capital.

Effective Date of the Amendment

The proposed amendment to the Company’s Certificate of Incorporation will become effective upon filing of a Restated Certificate of Amendment with the Delaware Secretary of State, which pursuant to Rule 14c-2 under the Exchange Act, must be at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate filing the certificate of amendment immediately following the expiration of the 20 day waiting period.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the amendment to the Company’s Certificate of Incorporation.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company. No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

OWNERSHIP OF THE COMPANY’S COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock effective December 29, 2010 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, and named executive officer, and (iii) all of our directors and executive officers as a group. As of December 29, 2010, we had 38,154,340 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is c/o Guangxi Liuzhou Baicaotang Medicine Limited, No. 102 Chengzhan Road, Liuzhou City, Guangxi Province, PRC.

All share ownership figures include shares of our common stock and securities convertible or exchangeable into shares of our common stock within sixty (60) days of December 29, 2010, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Xiao Yan Zhang (3)	22,480,000	58.9%

Hui Tian Tang (3)	2,241,193	5.9%

Eng Leong Lee	–	–

Man Wai Chiu	–	–

Simon Choi	–	–

Yu Qing Tan (3)	2,816,889	7.4%

Jing Hua Li (3)	3,474,237	9.1%

All directors and executive officers as a group (5 persons)	24,721,193	64.8%

(1)           Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities anticipated to be exercisable or convertible at or within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2)           Based upon 38,154,340 shares of common stock issued and outstanding.

(3)           Xiao Yan Zhang is a citizen of Hong Kong and our Chief Financial Officer, Secretary and director and holds the 22,480,000 shares as trustee under the Trust for the benefit of former shareholders of Liuzhou BCT (the “Former Shareholders”). Pursuant to an Earn-in Agreement dated December 30, 2009, as amended on May 19, 2010, by and among Ms. Zhang and the Former Shareholders, the Former Shareholders have a call right to purchase up to 22,480,000 shares of our common stock from Ms. Zhang for a nominal amount per share provided that the Company meets certain performance targets for fiscal 2010 and 2011. For the 2010 and 2011 fiscal years the performance targets for the Company are $15 million and $19 million after tax audited net income, respectively.  If the 2010 performance target is met, the Former Shareholders have the right to acquire 50% of shares held by Ms. Zhang over which they have a call right. If the 2011 performance target is met the Former Shareholders have the right to acquire the other 50% of the shares held by Ms. Zhang over which they have a call right.  The number of shares which can be acquired by the Former Shareholders under the Earn-In Agreement is in proportion to their former relative ownership interest in Liuzhou BCT. Our Chairman and CEO, Hui Tian Tang, is one of the Former Shareholders and has the right to acquire up to 2,241,193 shares of our common stock under the Earn-In Agreement if both performance targets are met. Pursuant to the Earn-in-Agreement, there are no restrictions on Ms. Zhang’s ability to vote these shares. The shares may not be transferred by Ms. Zhang except pursuant to the Earn-in-Agreement and after its expiration only in the manner agreed with the Former Shareholders. The Former Shareholders can only obtain legal ownership of the shares under the Earn-In Agreement. Messrs. Tan and Li are Liuzhou BCT Shareholders with rights under the Earn-In Agreement to acquire the number of shares set opposite their names and have the same rights with respect to the shares as Mr. Tan’s rights described above in this footnote and elsewhere in this and the Company’s filings with the SEC.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at No. 102, Chengzhan Road, Liuzhou City, Guangxi Province, P.R.C. 545007 or you can contact us via telephone at (86) 772-363-8318. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By Order of the Board of Directors

/s/ Hui Tian Tang
Hui Tian Tang, Chief Executive and Director
December __, 2010

EXHIBIT A

See attached.

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHINA BCT PHARMACY GROUP, INC.

________________________________

China BCT Pharmacy Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

FIRST:  The name of the Corporation is " China BCT Pharmacy Group, Inc."  The Corporation was initially incorporated under the name “Purden Lake Resource Corp.”  The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 30, 2006 and was amended by a Certificate of Amendment, dated December 24, 2009, and a Certificate of Ownership and Merger, dated March 25, 2010.

SECOND:  This First Amended and Restated Certificate of Incorporation (the "Certificate") amends and restates in its entirety the present Certificate of Incorporation of the Corporation as amended.  This Certificate has been duly adopted and approved by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the stockholders of the Corporation by written consent in lieu of a meeting thereof in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law at the State of Delaware.

THIRD:  This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

FOURTH:  Upon the filing with the Secretary of State of the State of Delaware of this Certificate, the Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:

FIRST: The name of this corporation shall be:  China BCT Pharmacy Group, Inc.

SECOND: The address of its registered office in the State of Delaware is 4406 Tennyson Road, Wilmington, New Castle County, Delaware. The name of its Registered Agent at such address is Delaware Corporate Agents, Inc.

THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:

A. The corporation is authorized to issue two classes of shares of capital stock to be designated respectively "Common Stock" and "Preferred Stock."  The total number of shares which the corporation is authorized to issue is one hundred seventy million (170,000,000) shares.  The number of shares of Common Stock authorized is one hundred fifty million (150,000,000) shares, and the par value of each share is $0.001.  The number of shares of Preferred Stock authorized is twenty million (20,000,000) shares, and the par value of each share is $0.001.

B. The Preferred Stock shall be divided into series.  Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of one or more series and in connection with the creation of any such series to fix by filing a certificate pursuant to the applicable law of the State of Delaware the designation, powers, preferences and relative, participating, optional or other special rights of such series, and the qualifications, limitations or restrictions thereof.  Such authority of the board of directors with respect to each such series shall include, but not be limited to, the determination of the following:

(i) the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the board of directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

(iii) whether or not the shares of such series shall be redeemable and the times, prices, and other terms and conditions of such redemption;

(iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

(v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of stock of the corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

(vii) the rights of the shares of such series in the event of any liquidation, dissolution or winding up of the corporation or upon any distribution of its assets; and

(viii) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, including any preemptive rights, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereinafter permitted by law and not inconsistent with the provisions hereof.

FIFTH: The Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

SIXTH: No director shall have personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for facts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which the director derived an improper personal benefit.

SEVENTH: Election of directors need not be by written ballot unless the By-laws of this Corporation so provide.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by a duly authorized officer this ___ day of _________, 2010 and hereby affirms that the facts stated herein are true.

CHINA BCT PHARMACY GROUP, INC.

By:
Name:
Title: